Exhibit 5.3

760 SW NINTH AVENUE, SUITE 3000 PORTLAND, OR 97205 D. 503.224.3380 F. 503.220-2480
February 22, 2024
LKQ Corporation
500 West Madison Street, Suite 2800
Chicago, Illinois 60661
Ladies and Gentlemen:
We have acted as local Oregon counsel to LKQ Foster Auto Parts, Inc., an Oregon corporation (the “Oregon Guarantor”), for the sole purpose of rendering this opinion in connection with the registration by LKQ Corporation (the “Company”), LKQ Finance (as defined below) and certain of its subsidiaries listed on Schedule A hereto (including the Oregon Guarantor) (collectively, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”), of, among other securities, the guarantees by such Subsidiary Guarantors of certain debt securities (i) issued by the Company and guaranteed by the Subsidiary Guarantors and (ii) issued by LKQ Dutch Bond B.V. (“LKQ Finance”) and guaranteed by the Company and the Subsidiary Guarantors, pursuant to the registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement hereinafter referred to as the “Registration Statement”). The Company will issue debt securities pursuant to an Indenture, the form of which is attached as Exhibit 4.18 to the Registration Statement (as supplemented on or after the date hereof, the “U.S. Indenture”), among the Company, the Subsidiary Guarantors, a trustee to be named (the “Trustee”) and a paying agent, transfer agent, and registrar to be named (the “Agent”). LKQ Finance will issue debt securities pursuant to an Indenture, the form of which is attached as Exhibit 4.19 to the Registration Statement (as supplemented on or after the date hereof, the “European Indenture”), among the LKQ Finance, the Company, the Subsidiary Guarantors, the Trustee, and the Agent. The U.S. Indenture and the European Indenture are sometimes referred to herein, collectively, as the “Indentures.”
A.    Documents and Matters Examined
In connection with this opinion letter, we have examined originals or copies of such documents, records, certificates of public officials and certificates of officers and representatives of the Oregon Guarantor as we have considered necessary to provide a basis for the opinions expressed herein, including the following:
A-1    The U.S. Indenture;

February 22, 2024

A-2    The European Indenture;
A-3    The Certificate of Existence dated February 15, 2024, issued by the Secretary of State for the State of Oregon regarding the Oregon Guarantor (the “Oregon Certificate”);
A-4    The Officer's Certificate of the Subsidiary Guarantors dated February 22, 2024.
As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents, and information provided in certificates of officers/representatives of the Oregon Guarantor and others (and all opinions based thereon are as of the date of such documents and certificates and not as of the date of this opinion letter), and (b) information obtained from public officials, officers of the Company, LKQ Finance, and the Subsidiary Guarantors and other sources believed by us to be responsible. We have not independently verified the facts so relied on.
B.    Assumptions
We have relied, without investigation, on the following assumptions:
B-1    Original documents reviewed by us are authentic, copies of original documents reviewed by us conform to the originals and all signatures on executed documents are genuine.
B-2    All individuals have sufficient legal capacity to perform their functions with respect to the Indentures.
B-3    There has been no fraud, duress, undue influence or mutual mistake of fact or misunderstanding with respect to any of the agreements and obligations contained in the Indentures; and there is no document or other information that has not been furnished to us, no written or oral agreement or understanding between or among any of the parties to the transactions contemplated by the Indentures, and no usage of trade or course of dealing between or among any of those parties, that would, in any such case, define, supplement, qualify, alter, modify or amend any terms of the Indentures.
B-4    The Indentures may reasonably be expected to benefit, directly or indirectly, the Company, LKQ Finance, and the Oregon Guarantor, and each such party has received adequate and sufficient consideration and will derive adequate and sufficient benefit in respect of its obligations under the Indentures.

February 22, 2024

C.    Opinions
Based on the foregoing and subject to the qualifications and exclusions stated below, we express the following opinions:
C-1    Based solely on the Oregon Certificate, the Oregon Guarantor is a corporation validly existing under Oregon law;
C-2    The execution, delivery and performance by the Oregon Guarantor of the Indentures (i) are within the Oregon Guarantor’s corporate power and (ii) have been duly authorized by all necessary corporate action of the Oregon Guarantor; and
C-3    If and to the extent the laws of the State of Oregon govern the execution and delivery of the Indentures, the Oregon Guarantor, following execution and delivery thereof, shall be deemed to have duly executed and delivered the Indentures.
For purposes of expressing the opinions herein, we have examined the laws of Oregon, and our opinions are limited to such laws. We have not reviewed, nor are our opinions in any way predicated on an examination of, the laws of any other jurisdiction, and we expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.
The opinions expressed herein are limited to matters expressly stated herein, and no other opinions may be implied or inferred, including that we have performed any actions in order to provide the legal opinions and statements contained herein other than as expressly set forth, and are as of the date hereof (except as otherwise noted above). We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof (including changes in law or facts, or as to facts relating to prior events that are subsequently brought to our attention) or to consider their applicability or correctness as to persons or entities other than the addressees.

February 22, 2024

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Stoel Rives LLP

STOEL RIVES LLP
Schedule A – List of Subsidiary Guarantors

SCHEDULE A
List of Subsidiary Guarantors

Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Organization
A&A Auto Parts Stores, Inc.	Pennsylvania
American Recycling International, Inc.	California
Assured Quality Testing Services, LLC	Delaware
Automotive Calibration & Technology Services, LLC	Delaware
DriverFx.com, Inc.	Delaware
Global Powertrain Systems, LLC	Delaware
KAIR IL, LLC	Illinois
KAO Logistics, Inc.	Pennsylvania
KAO Warehouse, Inc.	Delaware
Keystone Automotive Industries, Inc.	California
Keystone Automotive Operations, Inc.	Pennsylvania
Keystone Automotive Operations of Canada, Inc.	Delaware
KPGW Canadian Holdco, LLC	Delaware
LKQ Auto Parts of Central California, Inc.	California
LKQ Best Automotive Corp.	Delaware
LKQ Central, Inc.	Delaware
LKQ Foster Auto Parts, Inc.	Oregon
LKQ Investments, Inc.	Delaware
LKQ Lakenor Auto & Truck Salvage, Inc.	California
LKQ Midwest, Inc.	Delaware
LKQ Northeast, Inc.	Delaware
LKQ Pick Your Part Central, LLC	Delaware
LKQ Pick Your Part Midwest, LLC	Delaware
LKQ Pick Your Part Southeast, LLC	Delaware
LKQ Southeast, Inc.	Delaware
LKQ Taiwan Holding Company	Illinois
LKQ Trading Company	Delaware
North American ATK Corporation	California
Pick-Your-Part Auto Wrecking	California
Potomac German Auto, Inc.	Maryland
Redding Auto Center, Inc.	California
Warn Industries, Inc.	Delaware
Earl Owen Co.	Texas
Uni-Select USA Holdings, Inc.	Delaware
FinishMaster, Inc.	Indiana
Uni-Select USA LLC	Delaware